POWER OF ATTORNEY

   The undersigned (the "Reporting Person") hereby constitutes and appoints each of Juliette W. Pryor, Luis A. Avila, Beth R. MacDonald, and Sandra Felton, or any one of them signing singly, and with full power of substitution, as the Reporting Person's true and lawful attorney-in-fact to:

      (1) prepare, execute in the Reporting Person's name and on the Reporting Person's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") or any rule or regulation of the SEC;

     (2) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an individual, officer, director and/or owner of shares of common stock of Lowe's Companies, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the 1934 Act and the rules thereunder;

     (3) do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and file such form or amendment thereto with the SEC and any stock exchange or similar authority; and

     (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The Reporting Person grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the 1934 Act.

     This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed on May 31, 2024.


                         /s/ Scott H. Baxter